As filed with the Securities and Exchange Commission on January 3, 2014
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0903295 (I.R.S. Employer Identification Number)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of Principal Executive Offices)	60654 (Zip Code)
Groupon, Inc. 2011 Incentive Plan
(Full title of the plan)
Eric P. Lefkofsky
Chief Executive Officer
Groupon, Inc.
600 West Chicago Avenue, Suite 400
Chicago, Illinois 60654
(Name and address of agent for service)
312-676-5773
(Telephone number, including area code, of agent for service)
copies to:

David R. Schellhase, Esq. Daniel L. Horwood, Esq. Groupon, Inc. 600 West Chicago Avenue, Suite 400 Chicago, Illinois 60654 312-676-5773	Steven J. Gavin, Esq. Matthew F. Bergmann, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 312-558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer☐
Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller Reporting Company☐
 Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, $0.0001 par value per share	15,000,000 shares	$11.58	$173,700,000	$22,373
(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.0001 ("Shares"), which may be issued under the Groupon, Inc. 2011 Employee Incentive Plan (the "Plan") to prevent dilution from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average high and low prices of a Share as reported on the NASDAQ Global Select Market on December 31, 2013.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (the "Registration Statement") registers an additional 15,000,000 Shares that may be awarded under the Groupon, Inc. 2011 Incentive Plan. The contents of the registration statement on Form S-8 as filed on November 7, 2011 (File No. 333-177799) are incorporated by reference into this Registration Statement.

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
The following documents filed by Groupon, Inc., a Delaware corporation ("Groupon" or the "Registrant"), with the Commission are incorporated by reference in this Registration Statement (other than any filing or thereof that is furnished, rather than filed, under applicable SEC rules):

(a)	Groupon's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (File No. 001-35335) filed on February 27, 2013;

(b)
Groupon's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed on May 9, 2013, August 8, 2013 and November 8, 2013, respectively (File No. 001-35335);

(c)
Groupon's Current Reports on Form 8-K filed with the Commission on January 29, 2013, March 1, 2013, March 19, 2013, June 18, 2013, August 7, 2013, October 24, 2013, November 7, 2013, November 29, 2013, December 13, 2013 and January 2, 2014; (File No. 001-35335); and

(d)
The description of Groupon's Class A common stock, par value $0.0001, contained in Groupon's Registration Statement on Form 8-A filed with the Commission on November 2, 2011 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by Groupon pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by Groupon under Items 2.02 or 7.01 of any current report on Form 8-K that Groupon may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.  Exhibits.

Exhibit Number	Description

4.1	Groupon, Inc. 2011 Incentive Plan (incorporated by reference to Annex A to the Registrant's definitive proxy statement filed on April 29, 2013).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Samil PricewaterhouseCoopers, Independent Auditor of LivingSocial Korea, Inc. and Ticket Monster Inc.

23.3	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).
_____________________

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on this 3rd day of January 2014.

GROUPON, INC.
By:
/s/ Jason E. Child
Jason E. Child
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Eric P. Lefkofsky and Jason E. Child his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric P. Lefkofsky	Chief Executive Officer and	January 3, 2014
Eric P. Lefkofsky	Director (Principal Executive Officer)

/s/ Jason E. Child	Chief Financial Officer (Principal Financial	January 3, 2014
Jason E. Child	Officer)

/s/ Brian C. Stevens	Chief Accounting Officer (Principal	January 3, 2014
Brian C. Stevens	Accounting Officer)

/s/ Theodore J. Leonsis	Chairman of the Board	January 3, 2014
Theodore J. Leonsis

/s/ Peter J. Barris	Director	January 3, 2014
Peter J. Barris

/s/ Robert J. Bass	Director	January 3, 2014
Robert J. Bass

/s/ Daniel T. Henry	Director	January 3, 2014
Daniel T. Henry

/s/ Jeffrey Housenbold	Director	January 3, 2014
Jeffrey Housenbold

/s/ Mellody S. Hobson	Director	January 3, 2014
Mellody S. Hobson

/s/ Bradley A. Keywell	Director	January 3, 2014
Bradley A. Keywell

EXHIBIT INDEX

Exhibit Number	Description

4.1	Groupon, Inc. 2011 Incentive Plan (incorporated by reference to Annex A to the Registrant's definitive proxy statement filed on April 29, 2013).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Samil PricewaterhouseCoopers, Independent Auditor of LivingSocial Korea, Inc. and Ticket Monster Inc.

23.3	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).
_____________________

*	Filed herewith.